EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on (Form S-8) pertaining to the 1993 Stock Option Plan of Trimble Navigation Limited of our report dated January 28, 1997 with respect to the consolidated financial statements and schedule of Trimble Navigation Limited included in its Annual Report (Form 10-K) for the year ended December 31, 1996.






                                                /s/ERNST & YOUNG LLP



Palo Alto, California
May 28, 1997